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EXHIBIT 10.1
                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT is made as of this ___ day of January, 2001, by and between FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at 60 East 42nd Street, New York, New York 10017 and WILLEY BROTHERS, INC., ("Borrower"), a New Hampshire corporation with its chief executive office and principal place of business at 10 Main Street, Rochester, New Hampshire, 13839. Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

SECTION 1. CREDIT FACILITY

         Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, including the Notes, Lender agrees to make a Total Credit Facility of up to $14,000,000 available to Borrower, comprising a Revolving Credit Loan in an amount not to exceed the Revolver Availability and a Term Loan in an amount not to exceed $8,000,000, in each case upon Borrower's request therefor, as follows:

         1.1 Revolving Credit Loans.

                  1.1.1 Loans and Reserves. Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in the manner set forth in subsection 3.1.1(a) hereof, up to a maximum principal amount at any time outstanding not to exceed the Revolver Availability. Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender shall deem necessary or appropriate, against the amount of Revolving Credit Loans which Borrower may otherwise request under this subsection 1.1.1, including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (ii) shrinkage, spoilage and obsolescence of Inventory; (iii) slow moving Inventory;
(iv) other sums chargeable against Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; (v) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of Borrower; and (vi) such other matters, events, conditions or contingencies as to which Lender, in its sole credit judgment, determines reserves should be established from time to time hereunder (the "Reserves"). The Revolving Credit Loans shall be repayable in accordance with the terms of Section 3.2.1(a) and shall be secured by all of the Collateral.

         1.2 Term Loan.

                  1.2.1 Term Loan. Lender agrees to make a Term Loan to Borrower on the Closing Date in the principal amount of $8,000,000, which shall be repayable in accordance with the terms of Section 3.2.1(b) and shall be secured by all of the Collateral.
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         1.3 Letters of Credit; LC Guaranties. Lender agrees, for so long as no
Default or Event of Default exists and if requested by Borrower, to (i) issue its, or cause to be issued by the Bank or Affiliate, Letters of Credit for the account of Borrower or (ii) execute LC Guaranties by which Lender, Bank or any Affiliate shall guaranty the payment or performance by Borrower of its reimbursement obligations with respect to Letters of Credit, provided that the LC Amount at any time shall not exceed $1,500,000. No Letter of Credit or LC Guarantee may have an expiration date that is after the last day of the Term. Any amounts paid by Lender, Bank or any Affiliate under any LC Guaranty or in connection with any Letter of Credit shall be treated as Revolving Credit Loans, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolving Credit Loans.

         1.4 Use of Proceeds. The Revolving Credit Loans and the Term Loan shall be used solely for the Acquisition and for Borrower's general operating capital needs, including Letters of Credit and in each case in a manner consistent with the provisions of the Agreement and all applicable laws.

SECTION 2. INTEREST, FEES AND CHARGES

         2.1 Interest

                  2.1.1 Rates of Interest. From the Closing Date to March 31, 2002, at Borrower's option, interest shall accrue on the principal amount of the Loans outstanding at any time at a fluctuating rate per annum equal to (i) the Base Rate plus the Applicable Margin, each a Base Rate Advance, or (ii) the LIBOR Rate plus the Applicable Margin, each a LIBOR Advance. Commencing upon April 1, 2002 and on each subsequent calendar quarter thereafter (following receipt in each case of the applicable financials for such period) the interest rate on the Loans shall be adjusted (effective the first day of the calendar month after the date Lender receives such financials) in accordance with the Pricing Grid. The Pricing Grid shall determine the applicable interest rate, based upon Borrower's Fully Loaded Fixed Charge Coverage Ratio, as determined from Borrower's quarterly financial statements for the relevant period; provided, that no reduction in the interest rate shall occur if an Event of Default has occurred and is continuing. The rate of interest applicable to Base Rate Advances shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs.

                  2.1.2 Default Rate of Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, (i) the principal amount of all Loans (including Letters of Credit) shall bear interest at a rate per annum equal to 2% above the interest rate otherwise applicable thereto (the "Default Rate"), and (ii) any Loans made thereafter shall be at the Base Rate and all Loans then outstanding shall be converted to Base Rate Advances.

                  2.1.3 Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest on the Loans and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this

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Agreement, are in contravention of any such law, such provisions shall be deemed amended to conform thereto.

                  2.1.4 Computation of Interest and Fees. Interest, Letter of Credit and LC Guaranty fees and unused line fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the first Business Day after receipt by Lender of such items in Lender's account located in the Dominion Account.

         2.2 Facility Fees. Borrower shall pay to Lender (i) a closing fee of $245,000, which shall be fully earned and nonrefundable on the Closing Date and shall be paid concurrently with the initial Loan hereunder, and (ii) an Administrative Fee of $25,000 per annum. The Administrative Fee shall be payable in advance on the Closing Date and on each anniversary of the Closing Date thereafter or the Business Day immediately following each such anniversary.

         2.3 Letter of Credit and LC Guaranty Fees. Borrower shall pay to Lender, for Letters of Credit and LC Guaranties of standby Letters of Credit, a letter of credit fee equal to the Applicable Margin or the Revolving Credit Interest Margin stated in the Pricing Grid, as applicable, that is applicable to Revolving Credit Loans that are LIBOR Advances on the aggregate face amount of such Letters of Credit and LC Guaranties outstanding from time to time during the term of this Agreement, plus all normal and customary charges associated with the issuance thereof, which fees and charges shall be deemed fully earned upon issuance of each such Letter of Credit or LC Guaranty, shall be due and payable on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

         2.4 Unused Line Fee. Borrower shall pay to Lender a fee equal to 1/2 of 1% per annum of the average monthly amount by which $6,000,000 exceeds the sum of the outstanding principal balance of the Revolving Credit Loans plus the LC Amount. The unused line fee shall be payable monthly in arrears on the first day of each calendar month hereafter.

         2.5 Collection Charges. If items of payment are received by Lender at a time when there are no Revolving Credit Loans outstanding, such items of payment shall be subject to a collection charge equal to two (2) days' interest on the amount thereof at the rate then applicable to Base Rate Advances, which collection charges shall be payable on the first Business Day of each month.

         2.6 Audit and Appraisal Fees. Borrower shall pay to Lender audit and appraisal fees in accordance with Lender's current schedule of fees in effect from time to time in connection with audits and appraisals of Borrower's books and records and such other matters as Lender shall deem appropriate, plus all out-of-pocket expenses incurred by Lender in connection with such audits and appraisals. Audit fees shall be payable on the first day of the month following the date of issuance by Lender of a request for payment thereof to Borrower.

         2.7 Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, Lender or any Participating Lender incurs legal or accounting

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expenses or any other costs or out-of-pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan
Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any sale or attempted sale of any interest herein to a Participating Lender; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (iv) any attempt to enforce any rights of Lender or any Participating Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Lender shall be charged to Borrower. All amounts chargeable to Borrower under this Section 2.7 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender or to such Participating
Lender, as the case may be, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Base Rate Advances from time to time. Borrower shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in
Section 6 hereof.

         2.8 Bank Charges. Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender or any Participating Lender pays to a bank or other similar institution (including, without limitation, any fees paid by Lender to any Participating Lender) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender or any Participating Lender, of proceeds of loans made by Lender to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Lender or any Participating Lender, of any check or item of payment received or delivered to Lender or any Participating Lender on account of the Obligations.

SECTION 3. LOAN ADMINISTRATION.

                  3.1 Manner of Borrowing Revolving Credit Loans. Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

                  3.1.1 Loan Requests. (a) Revolving Loans. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, no later than 11:00 a.m. Eastern Standard time on the proposed borrowing date (a "Borrowing Notice"), provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement, whether as interest, fees including attorneys' fees, or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation. As an accommodation to Borrower, Lender may permit telephonic or electronic requests for loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in

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writing not to accept or act upon telephonic or electronic communications from
Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the person sending it.

                  (b) Term Loan. Borrower shall notify Lender two (2) Business Days prior to the Closing Date of its election to obtain a LIBOR Advance or a Base Rate Advance, and in the case of a LIBOR Advance such notice shall comply, to the extent necessary, with the terms of Section 3.1.4 below.

                  3.1.2 Disbursement. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this subsection 3.1.2 as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written notice from Borrower, and in the case of each subsequent borrowing to the Loan Account; and (ii) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(ii) above shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

                  3.1.3 Authorization. Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrower, and to charge to Borrower's Loan Account hereunder as a Base Rate Advance, a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all costs, fees and expenses (including, without limitation, attorneys' fees) at any time owed by Borrower to Lender hereunder.

                  3.1.4 LIBOR Advances. Notwithstanding the provisions of subsection 3.1.1, in the event Borrower desires to obtain a LIBOR Advance, Borrower shall give Lender an irrevocable Borrowing Notice no later than 11:00 A.M. New York time on the second Business Day prior to the requested borrowing date specifying (i) Borrower's election to obtain a LIBOR Advance, (ii) the Interest Period for such LIBOR Advance, (iii) the date of the proposed borrowing (which shall be a Business Day) and (iv) the amount to be borrowed, which amount shall be in a minimum principal amount of $1,000,000 and may increase in integral multiples of $1,000,000. In no event shall Borrower be permitted to have outstanding at any one time LIBOR Advances with more than three (3) different Interest Periods.

                  3.1.5 Conversion of Base Rate Advances. Provided that no Default has occurred which is then continuing, Borrower may, on any Business Day, convert any Base Rate Advance into a LIBOR Advance. If Borrower desires to convert a Base Rate Advance, Borrower shall give Lender not less than two (2) Business Days' prior written notice (prior to 11:00 A.M. New York time on such Business Day), specifying the date of such conversion and the amount to be converted. Each conversion to a LIBOR Advance shall be in a minimum principal amount of $1,000,000 and may increase in integral multiples of $100,000 in excess thereof. After giving effect to any conversion of Base Rate Advances to LIBOR Advances,

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Borrower shall not be permitted to have outstanding at any one time LIBOR
Advances with more than three (3) different Interest Periods.

                  3.1.6 Continuation of LIBOR Advances. Borrower shall have the right on two (2) Business Days' prior irrevocable written notice given to Lender by Borrower (prior to 11:00 A.M. New York time on such Business Day), subject to the provisions hereof, to continue any LIBOR Advance into a subsequent Interest Period of the same or a different permitted duration, in each case subject to the satisfaction of the following conditions:

                           (i) in the case of a continuation of less than all LIBOR Advances, the LIBOR Advances continued shall each be in a minimum principal amount of $1,000,000 and may increase in integral multiples of $100,000; and

                           (ii) no LIBOR Advance (or portion thereof) may be continued as a LIBOR Advance if a Default has occurred which is then continuing or if, after giving effect to such continuation, Borrower shall have outstanding more than three (3) separate LIBOR Advances in the aggregate.

         If Borrower shall fail to give timely notice of its election to continue any LIBOR Advance or portion thereof as provided above, or if such continuation shall not be permitted, such LIBOR Advance or portion thereof, unless such LIBOR Advance shall be repaid, shall automatically be converted into a Base Rate Advance at the end of the Interest Period then in effect with respect to such LIBOR Advance.

                  3.1.7 Inability to Make LIBOR Advances. Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender (for purposes of this subsection 3.1.7, the term "Lender" shall include the office or branch where Lender, Bank or any corporation or bank then controlling any Lender makes or maintains any LIBOR Advances) to make or maintain its LIBOR Advances, or if with respect to any Interest Period, Lender is unable to determine the LIBOR Rate relating thereto, or adverse or unusual conditions in or changes in applicable law relating to the London interbank market make it, in the reasonable judgment of Lender, impracticable to fund therein any of the LIBOR Advances or make the projected LIBOR Rate unreflective of the actual costs of funds therefor to Lender, the obligation of Lender to make LIBOR Advances hereunder shall forthwith be suspended during the pendency of such circumstances and Borrower shall, if any affected LIBOR Advances are then outstanding, promptly upon request from Lender, convert such affected LIBOR Advances into Base Rate Advances.

         3.2 Payments. Except where evidenced by Notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said Notes or other instruments shall govern and control), the Obligations shall be payable as follows:

                  3.2.1 Repayment of Principal. (a) Principal payable on account of Revolving Credit Loans shall be payable by Borrower to Lender immediately upon the earliest of (i) the receipt by Lender or Borrower of any proceeds of any of the Collateral, to the extent of said

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proceeds, (ii) the occurrence of an Event of Default in consequence of which
Lender elects to accelerate the maturity and payment of the Obligations, (iii) termination of this Agreement pursuant to Section 4.2 hereof; or (iv) the Termination Date. Each payment (including principal prepayment) by Borrower on account of principal of the Revolving Credit Loans shall be applied first to Base Rate Advances, then to LIBOR Advances. Any Revolving Loans repaid hereunder can be reborrowed. If an Overadvance shall exist at any time, Borrower shall, on demand, repay the Overadvance.

                  (b) Principal payable on account of the Term Loan shall be payable in equal quarterly installments during the Original Term. Payments shall be due on the first Business Day after the end of the preceding quarter, commencing April 1, 2001. The amount of principal payable on account of the Term Loan per year shall be paid as follows:

                  Quarter Ended March 31, 2001               $  187,500
                  Quarter Ended June 30, 2001                $  187,500
                  Quarter Ended September 30, 2001           $  187,500
                  Quarter Ended December 31, 2001            $  187,500
                  Quarter Ended March 31, 2002               $  250,000
                  Quarter Ended June 30, 2002                $  250,000
                  Quarter Ended September 30, 2002           $  250,000
                  Quarter Ended December 31, 2002            $  250,000
                  Quarter Ended March 31, 2003               $  250,000
                  Quarter Ended June 30, 2003                $  250,000
                  Quarter Ended September 30, 2003           $  250,000
                  Quarter Ended December 31, 2003            $  250,000
                  Quarter Ended March 31, 2004               $  625,000
                  Quarter Ended June 30, 2004                $  625,000
                  Quarter Ended September 30, 2004           $  625,000
                  Quarter Ended December 31, 2004            $  625,000
                  Quarter Ended March 31, 2005               $  687,500
                  Quarter Ended June 30, 2005                $  687,500
                  Quarter Ended September 30, 2005           $  687,500
                  Quarter Ended December 31, 2005            $  687,500

Notwithstanding anything to the contrary stated in this Agreement (i), on the Termination Date the Borrower shall repay any and all Loans then outstanding together with all interest accrued and unpaid thereon and any and all fees and expenses due to the Lender, and (ii) upon an Event of Default or the termination of this Agreement pursuant to Section 4.2 the aggregate principal amount of the Loans then outstanding, together with all unpaid interest and expenses shall be immediately due and payable.

                  3.2.2 Payment of Interest. Interest accrued on the Loans shall be due on the earliest of (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations or
(iii) termination of this Agreement pursuant to Section 4.2 hereof.

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                  3.2.3 Deductions from Loan Account. All amounts due hereunder, including without limitation, principal, interest, costs, fees and charges payable pursuant to this Agreement shall be payable by Borrower as and when provided in Sections 2 or 3 hereof, to Lender or to any other Person designated by Lender in writing and notwithstanding anything to the contrary contained herein, Borrower hereby authorizes the Lender to withdraw payment when due from the Loan Account.

                  3.2.4 Other Obligations. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

                  3.2.5 Prepayment of LIBOR Advances. Borrower may prepay a LIBOR Advance only upon at least three (3) Business Days prior written notice to Lender (which notice shall be irrevocable), and any such prepayment shall occur only on the last day of the Interest Period for such LIBOR Advance. Borrower shall pay to Lender, upon request of Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of Lender) to compensate it for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Advance on a date other than the last day of the Interest Period for such Loan; (ii) any failure by Borrower to borrow a LIBOR Advance on the date specified by Borrower's written notice; or (iii) any failure by Borrower to pay a LIBOR Advance on the date for payment specified in Borrower's written notice. Without limiting the foregoing, Borrower shall pay to Lender a "yield maintenance fee" in an amount computed as follows: the current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the Interest Period chosen pursuant to the LIBOR Advance as to which the prepayment is made, shall be subtracted from the LIBOR Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Period chosen pursuant to the LIBOR Advance as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the LIBOR Advance as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to Lender upon the payment of a LIBOR Advance. If by reason of an Event of Default, Lender elects to declare the Obligations to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Advance shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

         3.3 Mandatory Prepayments.

                  3.3.1 Proceeds of Sale, Loss, Destruction or Condemnation of Collateral. Except as provided in subsection 6.4.2 hereof, if Borrower sells any of the Equipment or real Property, or if any of the Collateral is lost or destroyed or taken by condemnation, Borrower shall pay to Lender, unless otherwise agreed by Lender, as and when received by Borrower and as a mandatory prepayment of the Term Loan, a sum equal to the entire proceeds (including insurance payments) received by Borrower from such sale,

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loss, destruction or condemnation, less Borrower's out-of-pocket expenses, and any taxes, incurred in connection with such sale, loss, destruction or condemnation; provided, however, that Borrower may replace any such Equipment, real Property, or lost, destroyed or condemned Collateral out of proceeds therefor to the extent that such proceeds do not exceed an aggregate of $100,000 in any one year and an aggregate of $500,000 during the Term.

                  3.3.2 Excess Cash Flow Recapture. Borrower shall prepay the Term Loan in amounts equal to 50% of Borrower's Excess Cash Flow with respect to each fiscal year of Borrower during the Term hereof, such prepayments to be made within five (5) Business Days following the due date for delivery by Borrower to Lender of the annual financial statements required by subsection 8.1.3(i) hereof and each such prepayment shall be applied to the installments of principal due under the Term Loan in the inverse order of their maturities until payment thereof in full.

         3.4 Application of Payments and Collections. All items of payment received by Lender by 12:00 noon, Eastern Standard time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, Eastern Standard time, on any Business Day shall be deemed received on the following Business Day. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations as follows:

                           (i) first, to pay any fees, charges, expenses, reimbursements or indemnities then due to Lender;

                           (ii) second, to pay interest due on Revolving Credit Loans;

                           (iii) third, to pay interest due on the Term Loan;

                           (iv) fourth, to pay or prepay principal of the Revolving Credit Loans;

                           (v) fifth, to pay or prepay principal of the Term Loan. If a scheduled payment is due to be made on the Term Loan pursuant to Section 3.2.1(b), then any amounts received hereunder shall first be applied to that payment and then shall be applied to the installments of principal due under the Term Loan in the inverse order of their maturities until payment thereof in full.

         If as the result of collections of Accounts as authorized by subsection
6.2.6 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default has occurred and is continuing. Such credit balance shall not be applied or be deemed to have been applied as a prepayment of the Term Loan, except that Lender may, at its option, offset such credit balance against any of the Obligations upon and after the occurrence of an Event of Default.

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         3.5 All Loans to Constitute One Obligation. The Loans shall constitute one general Obligation of Borrower, and shall be secured by Lender's Lien upon all of the Collateral pursuant to the terms of this Agreement and the other Security Documents.

         3.6 Loan Account. Lender shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

         3.7 Statements of Account. Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within 30 days of the date each accounting is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

         3.8 Increased Costs. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any governmental authority charged with the interpretation or application thereof, or the compliance of Lender therewith, shall:

                           (i) (1) subject Lender to any tax with respect to this Agreement (other than (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee) or (2) change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee);

                           (ii) impose, modify or hold applicable any reserve (except any reserve taken into account in the determination of the applicable LIBOR), special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                           (iii) impose on Lender or the London interbank market any other condition with respect to any Loan Document;

and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining Loans hereunder by an amount that Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans by an amount that Lender deems to be material, then, in any such case, Borrower shall pay Lender, upon demand and certification not later than sixty (60) days following its receipt of notice of the imposition of such increased costs, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be, to the extent Lender has not otherwise been compensated, with respect to a particular Loan, for such increased cost as a result of an increase in the Base Rate or the LIBOR Rate. An officer of Lender shall determine the amount of such additional cost or reduced amount using reasonable averaging and attribution methods and shall certify the amount of such additional cost or reduced amount to Borrower, which certification shall include a written explanation of such additional cost or reduction to Borrower. Such certification shall be conclusive absent manifest error. If Lender claims any additional cost or reduced amount pursuant to this Section 3.8, then Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by Borrower if the making of such designation or filing would avoid the need for, or reduce the amount of, any such additional cost or reduced amount and would not, in the sole discretion of Lender, be otherwise disadvantageous to Lender.

         3.9 Basis for Determining Interest Rate Inadequate or Unfair. In the event that Lender shall have determined that:

                           (i) reasonable means do not exist for ascertaining the LIBOR Rate for any Interest Period; or

                           (ii) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank market with respect to a proposed LIBOR Advance, or a proposed conversion of a Base Rate Advance into a LIBOR Advance;

Lender shall give Borrower prompt written, telephonic or electronic notice of the determination of such effect. If such notice is given, (i) any such requested LIBOR Advance shall be made as a Base Rate Advance, unless Borrower shall notify Lender no later than 10:00 A.M. (New York City time) two (2) Business Days prior to the date of such proposed borrowing that the request for such borrowing shall be canceled or made as an unaffected type of LIBOR Advance, and (ii) any Base Rate Advance which was to have been converted to an affected type of LIBOR Advance shall be continued as or converted into a Base Rate Advance, or, if Borrower shall notify Lender, no later than 10:00 A.M. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Advance.

SECTION 4. TERM AND TERMINATION

         4.1 Term of Agreement. Subject to Lender's right to cease making Loans to Borrower upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect for a period of five years from the date hereof, through and including January __, 2006 (the "Original Term"), unless this Agreement is automatically renewed for one-year periods thereafter (the "Renewal Terms"), or unless terminated as provided in Section 4.2 hereof (such final date being the "Termination Date").

         4.2 Termination.

                  4.2.1 Termination by Lender. Upon at least 30 days prior written notice to Borrower, Lender may terminate this Agreement as of the last day of the Original Term or the then current Renewal Term and Lender may terminate this Agreement without notice upon or after the occurrence of an Event of Default.

                  4.2.2 Termination by Borrower. Upon at least 30 days prior written notice to Lender, Borrower may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds and all Letters of Credit and LC Guaranties have expired or have been cash collateralized to Lender's satisfaction. Any notice of termination given by Borrower shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the date stated in such termination notice. Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

                  4.2.3 Termination Charges. At the effective date of termination of this Agreement, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 3% of the Total Credit Facility if termination occurs during the first twelve-month period of the Term, 1% of the Total Credit Facility if termination occurs after the first anniversary of the Closing Date but before the third anniversary of the Closing Date; thereafter no termination charge shall be payable; provided, that (i) if at any time during the period commencing on the Closing Date through and including January __, 2004 the Loans are refinanced by the Borrower or Guarantor with the Lender, the Lender may in its sole discretion waive any or all of such fees in whole or in part or (ii) if such refinancing occurs in connection with an acquisition by the Borrower of another Person and Lender in its sole discretion determines that it shall not participate in such refinancing, fifty percent (50%) only of the above fees shall be paid to Lender.

                  4.2.4 Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds, together with the applicable termination charge, if any. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrower or any Account Debtor and applied to the Obligations, Lender shall, at its option, (i) have received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) have retained such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.

SECTION 5. SECURITY INTERESTS

         5.1 Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing Lien upon all of Borrower's assets, including all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                           (i) Accounts;

                           (ii) Inventory;

                           (iii) Equipment;

                           (iv) General Intangibles;

                           (v) Investment Property;

                           (vi) All monies and other Property of any kind now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender;

                           (vii) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (vi) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

                           (viii) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (vii) above.

         5.2 Lien Perfection; Further Assurances. Borrower shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender's Lien upon the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. Lender shall use commercially reasonable efforts to provide Borrower a copy of any such financing statement so executed and filed; provided that the failure of Lender to provide such copy shall not be deemed a breach of Lender's obligations under this Agreement. The parties agree that a photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents.

SECTION 6. COLLATERAL ADMINISTRATION

         6.1 General

                  6.1.1 Location of Collateral. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Borrower and its Subsidiaries at one or more of the business locations set forth in
Exhibit 7.1.6 hereto and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, for (i) sales of Inventory in the ordinary course of business; and (ii) removals in connection with dispositions of Equipment that are authorized by subsection
6.4.2 hereof.

                  6.1.2 Insurance of Collateral. Borrower shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrower's business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver the originals of such policies to Lender with satisfactory lender's loss payable endorsements, naming Lender as primary loss payee, as its interests may appear, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

                  6.1.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

         6.2 Administration of Accounts.

                  6.2.1 Records, Schedules and Assignments of Accounts. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall request a sales and collections report for the preceding period, in form satisfactory to Lender. On or before the twentieth day of each month from and after the date hereof, Borrower shall deliver to Lender, in form acceptable to Lender, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Lender's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $500,000 become uncollectable, Borrower shall immediately notify Lender of such occurrence. If requested by Lender, Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

                  6.2.2 Discounts, Allowances, Disputes. If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $25,000 are in dispute between Borrower and any Account Debtor, Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and after the occurrence and continuation of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorney's fees, to Borrower.

                  6.2.3 Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor; provided, however that Lender shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower.

                  6.2.4 Account Verification. Whether or not a Default or an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, electronic communication or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

                  6.2.5 Maintenance of Dominion Account. Borrower shall maintain a Dominion Account pursuant to a lockbox arrangement acceptable to Lender with such banks as may be selected by Borrower and be acceptable to Lender. Borrower shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Lender and Borrower shall obtain the agreement by such banks in favor of Lender to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

                  6.2.6 Collection of Accounts, Proceeds of Collateral. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. All remittances received by Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit same in kind in the Dominion Account. Lender retains the right at all times after the occurrence and continuation of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees to Borrower.

         6.3 Administration of Inventory.

                  6.3.1 Records and Reports of Inventory. Borrower shall keep accurate and complete records of its Inventory. Borrower shall to furnish Lender Inventory reports in form and detail satisfactory to Lender at such times as Lender may request, but at least once each month, not later than the twentieth day of such month. Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request.

                  6.3.2 Returns of Inventory. If at any time or times hereafter any Account Debtor returns any Inventory to Borrower the shipment of which generated an Account on which such Account Debtor is obligated in excess of $50,000, Borrower shall immediately notify Lender of the same, specifying the reason for such return and the location, condition and intended disposition of the returned Inventory.

         6.4 Administration of Equipment.

                  6.4.1 Records and Schedules of Equipment. Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with subsection
6.6.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender. Immediately on request therefor by Lender, Borrower shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment.

                  6.4.2 Dispositions of Equipment. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $200,000 or less, provided that all proceeds thereof, less Borrower's out-of-pocket expenses, and any taxes, incurred in connection with such sale, lease or other disposition or transfer, are remitted to Lender for application to the Loans, or (ii) replacements of Equipment, which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $200,000 or less, and that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to, concurrently with, or within 90 days after, any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrower shall have given Lender at least 5 days prior written notice of such disposition.

         6.5 Payment of Charges. All amounts chargeable to Borrower under
Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Base Rate Advances from time to time.

SECTION 7. REPRESENTATIONS AND WARRANTIES

         7.1 General Representations and Warranties. To induce Lender to enter into this Agreement and to make Loans hereunder, Borrower, for itself and its Subsidiary, and for Guarantor, as applicable, warrants, represents and covenants to Lender that:

                  7.1.1 Organization and Qualification. Each of Borrower and its Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Borrower and its Subsidiary is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit 7.1.1 hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary and in which the failure of Borrower or its Subsidiary to be so qualified would have a material adverse effect on the financial condition, business or Properties of Borrower or its Subsidiary.

                  7.1.2 Corporate Power and Authority. Each of Borrower and its Subsidiary is duly authorized and empowered to enter into, execute, deliver and perform each of the Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower or its Subsidiary; (ii) contravene Borrower's or its Subsidiary's charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause Borrower or its Subsidiary to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower or its Subsidiary; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or its Subsidiary is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower or its Subsidiary.

                  7.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents as applicable when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against it in accordance with its respective terms.

                  7.1.4 Capital Structure. The Borrower has one Subsidiary.
Exhibit 7.1.4 hereto states (i) the correct name of each Subsidiary of Guarantor and Borrower, its jurisdiction of incorporation and the percentage of its Voting Stock owned by Guarantor and/or Borrower, (ii) the name of each of Guarantor and Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of Guarantor as of the date hereof and the number, nature and holder of all outstanding Securities of Borrower and each Subsidiary of Borrower and (iv) the number of authorized, issued and treasury shares of Guarantor, Borrower and each Subsidiary of Borrower. Each of Guarantor and Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower or any of its Subsidiaries. Except as set forth on Exhibit
7.1.4 and in Guarantor's filings with the Securities and Exchange Commission, to the knowledge of Borrower, as of the date hereof, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Guarantor or any of its Subsidiaries. There are no outstanding agreements or instruments binding upon any of Borrower's shareholders relating to the ownership of its shares of capital stock. Except as set forth on Exhibit
7.1.4 and in Guarantor's filings with the Securities and Exchange Commission, to the knowledge of Borrower, as of the date hereof, there are no outstanding agreements or instruments binding upon any of Guarantor's shareholders relating to the ownership of its shares of capital stock.

                  7.1.5 Corporate Names. Neither Borrower nor its Subsidiary has been known as or used any corporate, fictitious or trade names, except those listed on Exhibit 7.1.5 hereto. Except as set forth on Exhibit 7.1.5, neither Borrower nor its Subsidiary has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

                  7.1.6 Business Locations; Agent for Process. Each of Borrower's and its Subsidiary's chief executive offices and other places of business are as listed on Exhibit 7.1.6 hereto. During the preceding one-year period, neither Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process other than as listed on Exhibit

7.1.6. Except as shown on Exhibit 7.1.6, no Inventory is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person.

                  7.1.7 Title to Properties; Priority of Liens. Each of Borrower and its Subsidiary has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Borrower has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties that is not a Permitted Lien. The Liens granted to Lender under Section 5 hereof are secured first priority Liens, subject only to Permitted Liens.

                  7.1.8 Accounts. Lender may rely on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account:

                           (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                           (ii) It arises out of a bona fide sale for delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

                           (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

                           (iv) Such Account, and Lender's security interest therein, is not, and will not, by voluntary act or omission of Borrower, be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to Borrower and, except for the provision of services by Borrower, is not contingent in any respect or for any reason;

                           (v) Borrower has made no agreement with any Account Debtor covering an Account of more than $10,000 for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except as set forth on Exhibit 7.1.8 hereto or except for discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to subsection 6.2.1 hereof;

                           (vi) There are no facts, events or occurrences known to Borrower which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

                           (vii) To Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) except where adequate reserves have been made by Borrower, such Account Debtor is Solvent; and

                           (viii) To Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectability of such Account.

                  7.1.9 Equipment. The Equipment of Borrower is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Lender.

                  7.1.10 Financial Statements; Fiscal Year.

                  (a) Borrower. The Consolidated financial statements of Borrower and such other Persons described therein (including the accounts of Borrower's Subsidiary for the respective periods during which a Subsidiary relationship existed) as of October 31, 2000, as delivered to Lender, have been prepared in accordance with GAAP, applied on a basis consistent with Borrower's past practices, except for normal year-end adjustments and the absence of footnotes, and present fairly the financial positions of Borrower and such Persons at such dates and the results of Borrower's operations for such periods. Since October 31, 2000, there has been no Material Adverse Effect and no material change in the aggregate value of Equipment and real Property owned by Borrower or such other Persons, except changes in the ordinary course of business. The fiscal year of Borrower and its Subsidiary ends on December 31 of each year.

                  (b) Guarantor. The Consolidated balance sheets of Guarantor and such other Persons described therein (including the accounts of all Subsidiaries of Guarantor for the respective periods during which a Subsidiary relationship existed) as of September 30, 2000, and the related statements of income, changes in stockholder's equity, changes in financial position and statements of cash flows for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of Guarantor and such Persons at such dates and the results of Guarantor's operations for such periods. Since September 30,

2000, there has been no Material Adverse Effect. The fiscal year of Guarantor and its Subsidiaries ends on December 31 of each year.

                  7.1.11 Full Disclosure. The financial statements referred to in subsection 7.1.10 hereof do not, nor does this Agreement or any other written statement of Borrower to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as Borrower can now reasonably foresee, will materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of Borrower or any of its Subsidiaries or the ability of Borrower or its Subsidiaries to perform this Agreement or the other Loan Documents.

                  7.1.12 Solvent Financial Condition. Each of Borrower, Guarantor and their respective Subsidiaries other than Willey Brothers International, S.A. is now and, after giving effect to the Loans, including the Term Loan made on the Closing Date, the Letters of Credit and LC Guaranties to be issued hereunder and the obligations under the Guaranty to be delivered in connection herewith, at all times will be, Solvent.

                  7.1.13 Surety Obligations. Neither Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

                  7.1.14 Taxes. Borrower's federal tax identification number is 02-0373875. The federal tax identification numbers of Guarantor and Borrower's Subsidiary are shown on Exhibit 7.1.14 hereto. Each of Borrower and its Subsidiary has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges that are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and Borrower maintains reasonable reserves on its books therefor. The provision for taxes on the books of Borrower and its Subsidiary are adequate for all years not closed by applicable statutes, and for its current fiscal year.

                  7.1.15 Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

                  7.1.16 Patents, Trademarks, Copyrights and Licenses. Each of Borrower and its Subsidiary owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Exhibit 7.1.16 hereto.

                  7.1.17 Governmental Consents. Each of Borrower and its Subsidiary has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except where the failure to have or be in good standing with respect to all such governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises could not reasonably be expected to have a Material Adverse Effect on Borrower and its Subsidiary, taken as a whole.

                  7.1.18 Compliance with Laws. Each of Borrower and its Subsidiary has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business, and there have been no citations, notices or orders of noncompliance issued to Borrower or its Subsidiary under any such law, rule or regulation, except for those citations, notices or orders of noncompliance which could not reasonably be expected to have a Material Adverse Effect on Borrower and its Subsidiary, taken as a whole. Each of Borrower and its Subsidiary has established and maintains an adequate monitoring system to insure that it remains in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. Section 201 et seq.), as amended.

                  7.1.19 Restrictions. Neither Borrower nor its Subsidiary is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Neither Borrower nor its Subsidiary is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit 7.1.19 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrower or its Subsidiary, as applicable.

                  7.1.20 Litigation. Except as set forth on Exhibit 7.1.20 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or its Subsidiary, or the business, operations, Properties, prospects, profits or condition of Borrower or its Subsidiary that if adversely determined could reasonably be expected, individually or in the aggregate to have a Material Adverse Effect. Neither Borrower nor its Subsidiary is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

                  7.1.21 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor its Subsidiary is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed, except for defaults in the payment of any Indebtedness for Money Borrowed not in excess of $10,000.

                  7.1.22 Leases. Exhibit 7.1.22(a) hereto is a complete listing of all capitalized leases of Borrower and its Subsidiary and Exhibit 7.1.22(b) hereto is a complete listing of all operating leases of Borrower and its Subsidiary. Each of Borrower and its Subsidiary is in full compliance with all of the terms of each of its respective capitalized and operating leases.

                  7.1.23 Pension Plans. Except as disclosed on Exhibit 7.1.23 hereto, neither Borrower nor its Subsidiary has any Plan. Each of Borrower and its Subsidiary is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of Borrower or its Subsidiary exists in connection with any Plan. Neither Borrower nor its Subsidiary has any withdrawal liability in connection with a Multiemployer Plan.

                  7.1.24 Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower or its Subsidiary and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower and its Subsidiary, taken as a whole, or with any material supplier, and, to the knowledge of Borrower, there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower and its Subsidiary, taken as a whole, or prevent Borrower or its Subsidiary from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

                  7.1.25 Labor Relations. Neither Borrower nor its Subsidiary is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of Borrower's or its Subsidiary's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

                  7.1.26 Acquisition. No default has occurred under any of the Purchase Documents.

         7.2 Continuous Nature of Representations and Warranties. Each representation and warranty contained in this Agreement shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except (i) to the extent such representations and warranties relate to an earlier date, (ii) to the extent the information contained in any exhibit attached hereto is updated from time to time and such information so updated would not otherwise cause or result in a Default or an Event of Default under this Agreement, (iii) for changes in the nature of Borrower's or its Subsidiary's business or operations that would render the information in any exhibit attached hereto either inaccurate, incomplete or misleading, so long as Lender has consented to such changes or (iv) for such changes are expressly permitted by this Agreement. Except as set forth in the preceding sentence, each loan request made pursuant to subsection 3.1.1 hereof shall constitute Borrower's reaffirmation, as of the date of each such loan request, of each representation, warranty or other statement made or furnished to Lender by or on behalf of Borrower, any Subsidiary of Borrower, or Guarantor in this Agreement, any of the other Loan Documents, or any instrument, certificate or financial statement furnished in compliance with or in reference thereto.

         7.3 Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 8. COVENANTS AND CONTINUING AGREEMENTS

         8.1 Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

                  8.1.1 Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, to visit and inspect the Properties of Borrower and its Subsidiary, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's and its Subsidiary's business, assets, liabilities, financial condition, business prospects and results of operations.

                  8.1.2 Notices. Promptly notify Lender in writing of the occurrence of any event or the existence of any fact which (i) renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading or (ii) gives rise to a Material Adverse Effect of Borrower or Guarantor.

                  8.1.3 Financial Statements and Reports. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

                           (i) upon their completion, unaudited internally prepared financial statements of Borrower as of the end of each fiscal year;

                           (ii) not later than 90 days after the close of each fiscal year of Borrower, (a) unqualified audited financial statements of Borrower and any Subsidiary as of the end of such year, on a Consolidated basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs) and (b) consolidating worksheets prepared by Borrower and used by such accountants in preparing such audited financial statements;

                           (iii) no later than 45 days after the end of each of the first three fiscal quarters of Borrower, unaudited quarterly financial statements of Borrower and any Subsidiary as of the end of such quarter, certified by the chief financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated and consolidating financial position and results of operations of Borrower and any Subsidiary for such quarter subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                           (iv) not later than 30 days after the end of each month hereafter, including the last month of Borrower's fiscal year, unaudited interim financial statements of Borrower and any Subsidiary as of the end of such month and of the portion of Borrower's financial year then elapsed, on a Consolidated and consolidating basis, certified by the chief financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated and consolidating financial position and results of operations of Borrower and any Subsidiary for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                           (v) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                           (vi) within 20 days after the end of each month, a Borrowing Base Certificate calculated as of the end of that month that is acceptable to the Lender in its sole discretion;

                           (vii) promptly after the filing thereof, copies of any annual report to be filed with ERISA in connection with each Plan;

                           (viii) not later than 20 days after the end of each month, a copy of the Backlog Report; and

                           (ix) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower's and its Subsidiary's financial condition or results of operations.

Concurrently with the delivery of the financial statements described in clause
(ii) of this subsection 8.1.3, Borrower shall forward to Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of Borrower and its Subsidiary performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging, in a manner satisfactory to Lender, that they are aware that Lender is relying on such financial statements in making its decisions with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses (ii) and (iii) of this subsection 8.1.3, or more frequently if requested by Lender, Borrower shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of Exhibit
8.1.3 hereto executed by the Chief Financial Officer of Borrower.

                  8.1.4 Landlord and Storage Agreements. Provide Lender with copies of all agreements between Borrower or any of its Subsidiaries and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

                  8.1.5 Insurance. Maintain (i) insurance coverage on the Collateral in such amounts, with such insurance carriers, covering such risks, and otherwise as is acceptable to Lender and in accordance with industry standards, and (ii) the Key Man Insurance Policies. All policies of insurance shall name Lender as primary loss payee as its interests may appear.

                  8.1.6 Projections. No later than 30 days prior to the end of each fiscal year of Borrower, deliver to Lender Projections of Borrower for the forthcoming three fiscal years, year by year, and for the forthcoming fiscal year, month by month.

                  8.1.7 Hedging Agreements. Within ten (10) days of the Closing Date Borrower shall obtain and thereafter maintain in effect until the Termination Date, one or more interest rate cap agreements, to which Borrower is a party and Lender, the Bank or any Affiliate is a counterparty, with respect to the Term Loan, in an aggregate principal amount of not less than fifty percent (50%) of the Term Loan, each such interest rate cap agreement to be in the form and substance satisfactory to Lender.

                  8.1.8 Loan Account. Maintain the Loan Account, the Dominion Account and the Restricted Payments Account. Unless agreed in writing with Lender, Borrower shall have no other bank accounts with any other financial institution; provided, however, that Borrower may have certificates of deposit with other banks so long as (a) such certificates of deposit are pledged to Lender and (b) the aggregate amount of all such certificates of deposit shall not exceed $500,000.

                  8.1.9 Spanish Subsidiary. Terminate the operations of and commence the process to dissolve Willey Brothers International, S.A. no later than 120 days after the Closing Date.

         8.2 Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations outstanding, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

                  8.2.1 Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit its Subsidiary to merge or consolidate, with any Person; nor acquire, nor permit its Subsidiary to acquire, all or any substantial part of the Property of any Person.

                  8.2.2 Loans. Make, or permit its Subsidiary to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person.

                  8.2.3 Total Indebtedness. Create, incur, assume, or suffer to exist, or permit its Subsidiary to create, incur or suffer to exist, any Indebtedness, except:

                           (i) Obligations owing to Lender;

                           (ii) Subordinated Debt existing on the date of this Agreement;

                           (iii) Indebtedness of the Subsidiary of Borrower to Borrower; provided, that the Indebtedness on the Closing Date of such Subsidiary does not exceed $990,000 and that no proceeds of the Loans shall be made available to such Subsidiary, except as permitted by subsection 8.2.12;

                           (iv) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than 60 days from billing date or more than 15 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and Borrower or such Subsidiary shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower or such Subsidiary and its independent accountants;

                           (v) Obligations to pay Rentals permitted by subsection 8.2.13;

                           (vi) Permitted Purchase Money Indebtedness;

                           (vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; and

                           (viii) Capitalized Lease Obligations not to exceed $500,000.

                           (ix) Indebtedness not included in paragraphs (i) through (vii) above which does not exceed at any time, in the aggregate, the sum of $250,000.

                  8.2.4 Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary of Borrower to enter into or be a party to, any transaction with any Affiliate of Borrower or any Affiliate of Guarantor, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate of Borrower or such Subsidiary or an Affiliate of Guarantor, or except as provided by the Loan Documents.

                  8.2.5 Limitation on Liens. Create or suffer to exist, or permit the Subsidiary to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                           (i) Liens at any time granted in favor of Lender;

                           (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Lender's judgment such Lien does not adversely affect Lender's rights or the priority of Lender's Lien in the Collateral;

                           (iii) Liens arising in the ordinary course of Borrower's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business;

                           (iv) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

                           (v) Liens securing Indebtedness of one of Borrower's Subsidiaries to Borrower or another such Subsidiary;

                           (vi) such other Liens as appear on Exhibit 8.2.5(vi) hereto; and

                           (vii) such other Liens as Lender may hereafter approve in writing.

                  8.2.6 Subordinated Debt. Make, or permit the Subsidiary to make, any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the terms of this Agreement.

                  8.2.7 Distributions. Declare or make, or permit any Subsidiary of Borrower to declare or make, any Distributions.

                  8.2.8 Capital Expenditures. Make Capital Expenditures (including, without limitation, by way of capitalized leases, the Capitalized Lease Obligation for a particular fiscal year) which, in the aggregate, as to Borrower and its Subsidiaries, exceed $500,000 during any fiscal year of Borrower.

                  8.2.9 Disposition of Assets. Sell, lease or otherwise dispose of any of, or permit any Subsidiary of Borrower to sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as no Event of Default has occurred and is continuing hereunder, (ii) a transfer of Property to Borrower by a Subsidiary of Borrower or (iii) dispositions expressly authorized by this Agreement; provided, however, that Borrower may sell, lease or otherwise dispose of any of its Properties so long as (a) Borrower has obtained Lender's prior written consent to such transaction and (b) all of the proceeds of such sale, less Borrower's out-of-pocket expenses, and any taxes, incurred in connection with such sale, lease or other disposition or transfer, are used to prepay the Term Loan. Such prepayment shall be applied to the installments of principal due under the Term Loan in the inverse order of their maturities until payment thereof in full.

                  8.2.10 Stock of Subsidiaries. Permit any of its Subsidiaries to issue any additional shares of its capital stock.

                  8.2.11 Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

                  8.2.12 Restricted Investment. Make or have, or permit any Subsidiary of Borrower to make or have, any Restricted Investment; provided, however, that Borrower may invest or lend up to $100,000 in or to Willey Brothers International, S.A. solely for the purpose of terminating its operations pursuant to subsection 8.1.9 hereof as long as Willey Brothers International, S.A. executes a Guaranty Agreement in favor of Lender similar to the Guaranty Agreement set forth in Exhibit E.

                  8.2.13 Leases. Become, or permit any of its Subsidiaries to become, a lessee under any operating lease (other than a lease under which Borrower or any of its Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Borrower or any of its Subsidiaries is then lessee would exceed $1,000,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

                  8.2.14 Tax Consolidation. Pay the taxes covered by the Tax Sharing Agreement among Borrower and Guarantor, substantially in the form of Exhibit H hereto (the "Tax Sharing Agreement") other than in accordance with the Tax Sharing Agreement.

                  8.2.15 Restricted Payments. Make any payments, including any amount borrowed as a Revolving Credit Loan hereunder, to Guarantor, except that Borrower may (x) pay, distribute or lend to Guarantor funds to pay (i) the Management Fees, (ii) the Permitted Seller Notes Amount in accordance with the terms of the Seller Notes and (iii) the Permitted Seller Notes Principal in accordance with the terms of the Seller Notes; provided, no amounts shall be paid to Guarantor until each of the following conditions, as applicable, has been satisfied:

                           (a) during fiscal year 2001, Borrower shall pay the Permitted Seller Notes Amount into the Restricted Payments Account and Lender shall not release any amounts from the Restricted Payments Account to be paid to Guarantor until each of the other following conditions in this subsection 8.2.15(x), as applicable, has been satisfied. Commencing in fiscal year 2002 and thereafter, Borrower may pay the Permitted Seller Notes Amount directly to Guarantor so long as each of the other following conditions in this subsection 8.2.15(x), as applicable, has been satisfied;

                           (b) no amounts shall be released from the Restricted Payments Account or paid to Guarantor, as applicable, for the fiscal year 2001 until receipt by Lender of the audited financial statements of Borrower for such fiscal year and receipt and approval by Lender of Borrower's calculation of the Fully Loaded Fixed Charge Coverage Ratio for such fiscal year on a pro forma basis, such that after the payment of the Management Fees and the Permitted Seller Notes Amount for such fiscal year, the Fully Loaded Fixed Charge Coverage Ratio shall be not less than 1.30:1;

                           (c) for fiscal year 2002 and thereafter, the Management Fees and the Permitted Seller Notes Amount shall be paid to Guarantor on a quarterly basis following receipt by Lender of the unaudited financial statements of Borrower as of the end of each fiscal quarter;

                           (d) the Permitted Seller Notes Principal shall not be paid to Guarantor until receipt by Lender of the audited financial statements of Borrower for the fiscal year 2002 and receipt and approval by Lender of Borrower's calculation of the Fully Loaded Fixed Charge Coverage Ratio for such fiscal year on a pro forma basis, such that after the payment of the Management Fees, the Permitted Seller Notes Amount and the Permitted Seller Notes Principal for such fiscal year, the Fully Loaded Fixed Charge Coverage Ratio shall be not less than 1.30:1;

                           (e) the Borrower shall be in compliance with each term of this Agreement and the other Loan Documents; and

                           (f) no Event of Default shall have occurred or be continuing or shall occur as a result of the payment of such amounts;

and (y) following payment pursuant to subsection 3.3.2 hereof, pay, distribute or lend to Guarantor funds to pay the Earn-Out (as defined in the Purchase Documents) in an amount equal to the lesser of (i) 25% of Borrower's Excess Cash Flow and (ii) the amount actually owing under the Earn-Out in that fiscal year pursuant to the Purchase Documents; provided that no Event of Default shall have occurred or be continuing or shall occur as a result of the payment of such amount. Borrower may not make any payment to Guarantor other than as provided in this subsection 8.2.15 or unless Borrower has obtained Lender's prior written consent.

         8.3 Specific Financial Covenants. During the Term, and thereafter for so long as there are any Obligations outstanding, Borrower covenants that, unless otherwise consented to by Lender in writing:

                  8.3.1 Maximum Total Debt to EBITDA. The Borrower shall maintain a ratio of Total Debt to EBITDA (for the trailing twelve months ending on the date of measurement) less than or equal to 2.6 for each fiscal quarter during the term of this Agreement.

                  8.3.2 Minimum EBITDA. At the end of each quarter the Borrower shall have a minimum EBITDA of not less than $1,100,000 for that quarter, except for the quarter ended March 31, 2001, in which case such amount shall not be less than $700,000.

                  8.3.3 Minimum Net Worth. The Borrower shall have a minimum Net Worth of not less than $5,500,000 at the Closing Date, such amount to increase on a quarterly basis thereafter in an amount equal to 75% of the recorded Net Income for each such quarter. If there is no Net Income for a particular quarter, such amount shall not increase, and such amount shall not be reduced if there is a net loss.

                  8.3.4 Minimum Fixed Charge Ratio. Borrower shall not permit the Fixed Charge Ratio, calculated on a pro forma basis, for any quarter to be less than 1.75:1 except for fiscal quarter ending on March 31, 2001 such ratio shall not be less than 1.50:1.

                  8.3.5 Minimum Fully Loaded Fixed Charge Coverage Ratio. Commencing in fiscal year 2002 and thereafter, Borrower shall not permit the Fully Loaded Fixed Charge Coverage Ratio for any quarter to be less than 1.45:1.

SECTION 9. CONDITIONS PRECEDENT

         Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any Loan under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

         9.1 Documentation. Lender shall have received, in form and substance satisfactory to Lender and its counsel a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments, consents, if required (including third party consents) and certificates as Lender and its counsel shall require in connection therewith from time to time, including, without limitation, (i) pro forma "sources and uses of cash" as of the Closing Date and a pro forma balance sheet, reflecting the Loans made or to be made on the Closing Date, including the Term Loan; (ii) a Borrowing Base Certificate; (iii) a Certificate from the chief financial officer of the Borrower stating that the Borrower is Solvent after giving effect to the Loans made on such Closing Date, including the Term Loan, (iv) the Borrower Documents and (v) an opinion of counsel to Borrower all in form and substance satisfactory to Lender and its counsel.

         9.2 No Default. No Default or Event of Default shall exist hereunder or under any Other Agreement to which Borrower, Guarantor and/or a Subsidiary is a party.

         9.3 Other Loan Documents. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

         9.4 Equity. Lender shall have received evidence satisfactory to it that not less than $5,500,000 in cash has been contributed as equity to the capital of Borrower concurrently with the Acquisition in a manner acceptable to Lender in its sole discretion and shall have delivered to Lender a listing showing the names of and amounts invested by each such equity investor and the terms upon which such investments were made.

         9.5 Availability. Lender shall have determined that immediately after Lender has made the initial Loans, including the Term Loan and issued the initial Letters of Credit and LC Guaranties contemplated hereby, and paid all closing costs incurred in connection with the transactions contemplated hereby (including without limitation attorneys' fees), Excess Availability shall not be less than $1,000,000.00 at Closing.

         9.6 Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

         9.7 Acquisition. The Acquisition shall have been consummated substantially in accordance with the terms of the Purchase Documents which Purchase Documents shall be acceptable to Lender in its sole discretion.

         9.8 Management. Lender in its sole discretion shall have approved the terms of all employment agreements and other contracts with senior managers of Borrower.

         9.9 Aging Report. Lender shall have received a report setting forth the Accounts due and payable and the status of each such Account.

         9.10 Other Debt. Other than as disclosed to and approved by Lender, the Borrower shall not have entered into any arrangement in respect of Indebtedness due to any third party.

         9.11 Capital Leases. All capital leases entered into by Borrower shall be on terms acceptable to Lender in its sole discretion.

         9.12 Insurance. Lender shall have received copies of all insurance policies held by Borrower, including, without limitation, copies of the Key Man Insurance Policies.

         9.13 Material Adverse Effect, etc. There shall have occurred no Material Adverse Effect.

         9.14 Solvency. Immediately after giving effect to the initial Loans, including the Term Loan, the Borrower shall be Solvent, and the Chief Financial officer shall provide to Lender a certificate to such effect.

         9.15 Total Debt to EBITDA. As of the Closing Date, the Borrower shall have a ratio of Total Debt to EBITDA (for the trailing twelve months ending on the date of measurement) less than or equal to 2.6.

         9.16 Other Agreements. Lender shall have received a copy of the Tax Sharing Agreement executed by Borrower and Guarantor.

         9.17 Other Documents. Lender shall have received such other documents as Lender may reasonably request in writing.

SECTION 10. EVENTS OF DEFAULT;
RIGHTS AND REMEDIES ON DEFAULT

         10.1 Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default":

                  10.1.1 Payment of Loans. Borrower shall fail to pay any installment of principal, interest or premium, if any, owing on the Loans on the due date therefor.

                  10.1.2 Payment of Other Obligations. Borrower shall fail to pay any of the Obligations that are not evidenced by the Notes on the due date therefor (whether due at stated maturity, on demand, upon acceleration or otherwise upon applicable notice).

                  10.1.3 Misrepresentations. Any representation, warranty or other statement made or furnished to Lender by or on behalf of Borrower, any Subsidiary of Borrower or Guarantor in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to
Section 7.2 hereof.

                  10.1.4 Breach of Specific Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 5.1, 5.2, 6.1.1, 6.2, 8.1.1, 8.1.3, 8.1.6, 8.1.7, 8.2 or 8.3 hereof on the date that
Borrower is required to perform, keep or observe such covenant.

                  10.1.5 Breach of Other Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section
10.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within 15 days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower.

                  10.1.6 Default Under Security Documents/Other Agreements/Purchase Documents. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents; the Other Agreements or the Purchase Documents and such default shall continue beyond any applicable grace period.

                  10.1.7 Other Defaults. There shall occur any default or event of default on the part of Borrower under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made, other than the occurrence of any default or event of default under any Indebtedness in a principal amount less than $10,000 and Lender has not created a Reserve under subsection 1.1.1 hereof equal to 125% of such Indebtedness.

                  10.1.8 Uninsured Losses. Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance.

                  10.1.9 Adverse Changes. There shall occur any Material Adverse Effect relating to Borrower or the Guarantor.

                  10.1.10 Insolvency and Related Proceedings. Borrower or Guarantor shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower or Guarantor under the Bankruptcy Code (if against Borrower or Guarantor, the continuation of such proceeding for more than 30 days), or Borrower or Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

                  10.1.11 Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of Borrower or Guarantor for a period which significantly affects Borrower's or Guarantor's capacity to continue its business, on a profitable basis; or Borrower or Guarantor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower or Guarantor which is necessary to the continued or lawful operation of its business; or Borrower or Guarantor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower or Guarantor leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term and not concurrently replaced by Borrower or Guarantor; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

                  10.1.12 Change of Ownership. Guarantor shall cease to own and control, beneficially and or record, all of the issued and outstanding capital stock of Borrower.

                  10.1.13 ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower, any Subsidiary of Borrower or any Guarantor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multi-employer Plan resulting from Borrower's, such Subsidiary's or such Guarantor's complete or partial withdrawal from such Plan.

                  10.1.14 Challenge to Agreement. Borrower, any Subsidiary of Borrower or Guarantor, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

                  10.1.15 Repudiation of or Default Under Security Documents. The Guarantor shall revoke or attempt to revoke the Guaranty Agreement or Pledge Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

                  10.1.16 Criminal Forfeiture. Borrower, any Subsidiary of Borrower or Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of Borrower, any Subsidiary of Borrower or Guarantor.

                  10.1.17 Judgments. Any money judgment, writ of attachment or similar process for an amount in excess of $50,000 is filed against Borrower, any Subsidiary of Borrower or

Guarantor, or any of their respective Properties and not lifted, removed or satisfied within 60 days of such filing.

         10.2 Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time after the occurrence and continuation of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand protest or further notice by Lender, become at once due and payable and Borrower shall forthwith pay to Lender, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 10.1.10 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

         10.3 Other Remedies. Upon and after the occurrence and continuation of an Event of Default, Lender shall have and may exercise from time to time any or all of the following rights and remedies:

                  10.3.1 All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

                  10.3.2 The right to take immediate possession of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

                  10.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that 10 days written notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing 2 Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrower and Guarantor shall remain jointly and severally liable to Lender therefor.

                  10.3.4 Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

                  10.3.5 Lender may, at its option, require Borrower to deposit with Lender funds equal to the LC Amount and, if Borrower fails to promptly make such deposit, Lender may advance such amount as a Base Rate Advance (whether or not an Overadvance is created thereby). Any such deposit or advance shall be held by Lender as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrower.

         10.4 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

SECTION 11. MISCELLANEOUS

         11.1 Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

            11.1.1 At such time or times upon or after the occurrence and continuation of a Default or an Event of Default as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

            11.1.2 At such time or times upon or after the occurrence and continuation of an Event of Default as Lender or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

      11.2 Indemnity. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender (including reasonable attorneys fees and legal expenses) as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder. In addition, Borrower shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances or in connection with any brokerage commissions and other fees as described in Section 7.1.14 herein. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this Section 11.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

      11.3 Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and

Lender. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents. Borrower further agrees that Lender may disclose credit information regarding Borrower, its Subsidiaries and any Guarantor to any potential participant or assignee.

      11.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      11.5 Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower, Lender and as applicable, any Participating Lender.

      11.6 Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

      11.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

      11.8 Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, three Business Days after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

            If to Lender:     Fleet Capital Corporation
                              60 East 42nd Street
                              New York, NY 10017
                              Attention:  Loan Administration Manager
                              Facsimile No.:  (212) 885-8808


            with a copy to:   Kramer Levin Naftalis & Frankel LLP
                              919 Third Avenue
                              New York, NY  10022
                              Attention:  Allan E. Reznick, Esq.
                              Facsimile No.:  (212) 715-8000


            If to Borrower:   Willey Brothers, Inc.
                              10 Main Street
                              Rochester, NH 13839
                              Attention:  Chief Financial Officer
                              Facsimile No.:  (603) 332-7429


            with a copy to:   Financial Performance Corporation
                              777 Third Avenue, 30th Floor
                              New York, NY 10017
                              Attention:  Edward T. Stolarski
                              Facsimile No.:  (212) 421-2933


            and a copy to:    Modlin Haftel & Nathan LLP
                              777 Third Avenue, 30th Floor
                              New York, NY  10017
                              Attention:  Charles M. Modlin, Esq.
                              Facsimile No.:  (212) 832-1642


or to such other address as each party may designate for itself by notice given in accordance with this Section 11.8; provided, however, that any notice, request or demand to or upon Lender pursuant to subsection 3.1.1 or 4.2.2 hereof shall not be effective until received by Lender.

      11.9 Lender's Consent. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

      11.10 Credit Inquiries. Borrower hereby authorizes and permits Lender to respond to usual and customary credit inquiries from third parties concerning Borrower, any of its Subsidiaries or Guarantor.

      11.11 Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

      11.12 Entire Agreement. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

      11.13 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

      11.14 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN NEW YORK, NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK: PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN NEW YORK, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF NEW YORK. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE COURTS OF THE STATE OF NEW YORK, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR

OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

      11.15 WAIVERS BY BORROWER. BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      IN WITNESS WHEREOF, this Agreement has been duly executed in New York, New York, on the day and year specified at the beginning of this Agreement.

ATTEST:                               WILLEY BROTHERS, INC.
                                      ("Borrower")

/s/______________________________
Secretary                             By:   /s/________________________________
[CORPORATE SEAL]                            Name:______________________________
                                            Title:_____________________________

                                      FLEET CAPITAL CORPORATION
                                      ("Lender")


                                      By:   /s/________________________________
                                            Name:______________________________
                                            Title:_____________________________

                                   APPENDIX A

                               GENERAL DEFINITIONS

      When used in the Loan and Security Agreement dated as of January __, 2001, by and between Fleet Capital Corporation and Willey Brothers, Inc., the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

      Account Debtor - any Person who is or may become obligated under or on account of an Account.

      Accounts - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquired any interest.

      Acquisition - the purchase of the stock of Willey Brothers, Inc. pursuant to the Purchase Documents.

      Administrative Fee - the administrative and collateral monitoring fee referred to in Section 2.2 of the Agreement.

      Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

      Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A.

      Applicable Margin - as at any date of determination, in respect of (i) LIBOR Advances, and (ii) Base Rate Advances, a percentage equal to:

      --------------------------------------------------------------------
      TYPE OF LOAN               APPLICABLE MARGIN       APPLICABLE MARGIN
                                   LIBOR ADVANCE         BASE RATE ADVANCE
      --------------------------------------------------------------------
      Revolving Credit Loan:           3.25%                   1.75%
      Term Loan:                       3.50%                   2.00%
      --------------------------------------------------------------------

      Backlog Report - means a monthly report of Borrower's outstanding contracts (in the same form as currently produced and in substance satisfactory to Lender), which contracts must have on any date of determination a minimum value of no less than $8,000,000 in the aggregate.

      Bank - Fleet National Bank.

      Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

      Base Rate Advances - any Loan bearing interest computed by reference to the Base Rate.

      Borrower Documents - means the certificate of incorporation and by-laws or other equivalent charter documents of Borrower.

      Borrowing Base Certificate - a certificate reflecting the Revolver Availability under the Revolving Credit Loan substantially in the form of
Exhibit I attached hereto.

      Borrowing Notice - as defined in Section 3.1.1 of the Agreement.

      Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York (and, for purposes of LIBOR Advances, the City of London) or is a day on which banking institutions located in either of such places are closed.

      Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

      Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

      Closing Date - the date on which all of the conditions precedent in
Section 9 of the Agreement are satisfied and the initial Loan is made or the initial Letter of Credit or LC Guaranty is issued under the Agreement, but in no event later than January __, 2001.

      Code - the Uniform Commercial Code as adopted and in force in the State of New York, as from time to time in effect.

      Collateral - all of the Property and interests in Property described in
Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

      Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

      Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

      Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

      Default Rate - as defined in subsection 2.1.2 of the Agreement.

      Distribution - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

      Dominion Account - a special account of Lender established by Borrower pursuant to this Agreement at the Bank and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

      EBITDA - with respect to any fiscal period, the Consolidated Net Income of the Borrower and its Subsidiary in such period plus (to the extent deducted in determining such Consolidated Net Income) the sum of (i) the Interest Expense of the Borrower and its Subsidiary in such period, plus (ii) depreciation, amortization and other noncash charges of the Borrower and its Subsidiary in such period, plus (iii) all income and franchise taxes of the Borrower and its Subsidiary paid or provided for in such period, on a Consolidated basis in conformity with GAAP; provided that EBITDA shall not be increased by (x) any extraordinary gains or (y) any extraordinary losses.

      Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

      Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

      ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

      Event of Default - as defined in Section 10.1 of the Agreement.

      Excess Availability - means the Revolver Availability less the sum of (i) the then outstanding balance of the Revolving Credit Loans, (ii) all amounts due and owing to Borrower's trade creditors which remain outstanding beyond normal trade terms or special terms granted, (iii) the Reserves and (iv) fees and expenses of the Closing.

      Excess Cash Flow - with respect to any fiscal period of Borrower, the amount derived by subtracting from EBITDA for such fiscal period, the sum of (i) Interest Expense, (ii) scheduled payments of principal on Indebtedness for Money Borrowed, (iii) Capital Expenditures paid in such period, (iv) payments of Capitalized Lease Obligations, (v) the amounts paid to Guarantor in respect of the Management Fees, (vi) the amount of cash taxes for such fiscal period and (vii) the Permitted Seller Notes Amount and the Permitted Seller Notes Principal.

      Fixed Charge Ratio - means the ratio of (A) EBITDA minus Capital Expenditures, to (B) the sum of (i) Interest Expense, (ii) scheduled principal payment of Indebtedness under this Agreement, (iii) payments of Capitalized Lease Obligations and (iv) taxes.

      Fully Loaded Fixed Charge Coverage Ratio - means the ratio of (A) EBITDA minus Capital Expenditures to (B) the sum of (i) Interest Expense, (ii) scheduled principal payments of Indebtedness under this Agreement, (iii) payments of Capitalized Lease Obligations, (iv) taxes, (v) amounts paid to Guarantor in respect of the Management Fees, and (vi) amounts paid to Guarantor in respect of the payments due under the Seller Notes.

      GAAP - generally accepted account principles in the United States of America in effect from time to time.

      General Intangibles - all personal property of Borrower (including things in action) other than goods, Accounts, chattel paper, documents, instruments and money, whether now owned or hereafter created or acquired by Borrower.

      Guarantor - Financial Performance Corporation, a New York corporation and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

      Guaranty Agreement - the Secured Guaranty Agreement which is to be executed by Guarantor in form and substance satisfactory to Lender.

      Indebtedness - as applied to a Person means, without duplication

                  (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

                  (i) all obligations of other Persons which such Person has guaranteed,

                  (ii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and

                  (iii) in the case of Borrower (without duplication), the Obligations.

      Interest Expense - means, for any period, the sum of total interest expense (including that portion attributable to Capitalized Lease Obligations in accordance with GAAP and capitalized interest) of Borrower and its Subsidiaries on a Consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to Letters of Credit and bankers' acceptance financing, but excluding, however, the amortization of any fees payable hereunder on or before the Closing Date.

      Interest Period - as applicable to any LIBOR Advance, a period commencing on the date a LIBOR Advance is made, and ending on the date which is one (1) month, two (2) months, three (3) months or six (6) months later, as may then be requested by Borrower; provided that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end in the next preceding or succeeding Business Day as is Lender's custom in the market to which such LIBOR Advance relates; (ii) there remains a minimum of one (1) month, two (2) months or three (3) months (depending upon which Interest Period Borrower selects) in the Term; and (iii) all Interest Periods of the same duration which commence on the same date shall end on the same date.

      Inventory - all of Borrower's inventory, whether now owned or hereafter acquired including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

      Investment Property - all of Borrower's investment property, as such term is defined in the Code, whether now or hereafter acquired.

      Key Man Insurance Policies - means the key man insurance policies in the amount of $2,000,000 each on the life of each Seller.

            LIBOR Rate - as applicable to any LIBOR Advance, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such LIBOR Advance which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two London Banking Days prior to the beginning of such interest period. If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Advance which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance as selected by Lender. The principal London office of each of the major London Banks so selected will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Advance offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that its two (2) London Banking Days preceding the first day of such LIBOR Advance.

In the event that Lender is unable to obtain any such quotation as provided above, it will be determined that LIBOR pursuant to a LIBOR Advance cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Bank then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

      LIBOR Advance - any Loan bearing interest computed by reference to the LIBOR Rate.

      LIBOR Notice - a request for a LIBOR Advance complying with the requirements of Section 3.1.4 of the Agreement.

      LC Amount - at any time, the aggregate undrawn face amount of all Letters of Credit and LC Guaranties then outstanding.

      LC Guaranty - any guaranty pursuant to which Lender or any Affiliate of Lender shall guaranty the payment or performance by Borrower of its reimbursement obligation under any letter of credit.

      Letter of Credit - any letter of credit, including without limitation, standby letters of credit and documentary letters of credit issued by Lender or any of Lender's Affiliates for the account of Borrower.

      Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

      Loan Account - the loan account or accounts established on the books of Lender pursuant to Section 3.6 of the Agreement. All Loans made hereunder and all amounts deducted as expenses due to Lender hereunder shall be deposited to or deducted from the Loan Account.

      Loan Documents - the Agreement, the Other Agreements and the Security Documents.

      Loans - all Loans and advances of any kind made by Lender pursuant to the Agreement.

      London Banking Day - any date on which commercial banks are open for business in London, England.

      Management Fees - the fees paid by Borrower to Guarantor for managing the business of Borrower, which fees shall be paid quarterly and shall not exceed $100,000 per quarter.

      Material Adverse Effect - means as to any Person (i) any event or change in or effect on the business of such Person, that is or can reasonably be expected to be materially adverse to the business operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities or prospects of such Person or
(ii) the impairment in any material respect of the ability of such Person to perform, or of Lender to enforce, the Obligations.

      Money Borrowed - means (i) Indebtedness arising from the lending of money by any Person to Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to Letters of Credit or LC Guaranties and (v) Indebtedness of Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through
(iii) hereof, if owed directly by Borrower.

      Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

      Net Income - means, for any period, the net income (or loss) of Borrower and its Subsidiaries on a Consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded therefrom (i) the income (or loss) of any Person (other than a Subsidiary of Borrower) in which any other Person (other than Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries by such Person during such period, (ii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

      Net Worth - means, as of any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Borrower and its Subsidiary determined on a Consolidated basis in accordance with GAAP.

      Notes - the Term Note and the Revolving Note.

      Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

      Original Term - as defined in Section 4.1 of the Agreement.

      Other Agreements - the Purchase Documents, the Seller Notes and any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Subsidiary of Borrower or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement.

      Overadvance - the amount, if any, by which the outstanding principal amount of Revolving Credit Loans plus the LC Amount exceeds the Revolver Availability.

      Participating Lender - each Person who shall be granted the right by Lender to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

      Permitted Liens - any Lien of a kind specified in subsection 8.2.5 of the Agreement.

      Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrower at the time outstanding, does not exceed $750,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

      Permitted Seller Notes Amount - the sum of the $7.5 Million Note Amount and the Two Million Note Amount.

      Permitted Seller Notes Principal - the remaining $1,050,000 of aggregate principal payments due upon maturity with respect to the $2.0 million aggregate principal amount of subordinated convertible promissory notes issued to the Sellers; provided that if these notes are converted into common stock of Guarantor in accordance with their terms, the Permitted Seller Notes Principal Amount shall be zero.

      Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

      Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

      Pledge Agreements - (i) the Pledge Agreement pursuant to which the stock of Borrower shall be pledged by Guarantor in favor of Lender as security for the obligations under the Guaranty Agreement (the "Pledge Agreement - Parent") and
(ii) the Pledge Agreement pursuant to which the stock of Willey Brothers International, S.A., a Spanish corporation shall be pledged by Borrower in favor of Lender as security for the Obligations (the "Pledge Agreement - Borrower"), each in form and substance satisfactory to Lender.

      Pricing Grid mean a grid as set forth below:

      -------------------------------------------------------------------
      FULLY LOADED FIXED CHARGE         REVOLVING CREDIT INTEREST MARGIN
      COVERAGE RATIO
      -------------------------------------------------------------------
      2.25:1 or greater                 Base Rate + 0.75% or LIBOR Rate
                                        + 2.50%
      -------------------------------------------------------------------
      Between 1.75:1 and 2.24:1         Base Rate + 1.25% or LIBOR Rate
                                        + 3.00%
      -------------------------------------------------------------------
      Less than or equal to 1.75:1      Base Rate + 1.75% or LIBOR Rate
                                        + 3.25%
      -------------------------------------------------------------------


Interest on the Term Loan shall be 1/4 of 1% above the applicable Base Rate or LIBOR Rate interest margin.

      Projections - Borrower's forecasted Consolidated and consolidating (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; (d) capitalization statements; and (e) statements of cash flow, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

      Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      Purchase Documents - the Stock Purchase Agreement by and among James M. Willey, Thomas P. Willey and the Guarantor, pursuant to which each Seller has agreed to sell to Guarantor 150 shares of common stock of Willey Brothers, Inc., and all documents and instruments to be executed or delivered in connection therewith.

      Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

      Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

      Renewal Term - as defined in Section 4.1 of this Agreement.

      Rentals - as defined in subsection 8.2.13 of the Agreement.

      Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

      Reserves - as defined in subsection 1.1.1 of this Agreement.

      Reserve Percentage - the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

      Restricted Investment - any investment made in cash, by the assumption of Indebtedness or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                  (i) Property to be used in the ordinary course of business;

                  (ii) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries;

                  (iii) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

                  (iv) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; and

                  (v) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

      Restricted Payments Account - a special account of Lender established by Borrower pursuant to subsection 8.2.15 hereof at the Bank and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

      Revolver Availability - the amount of money which Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the lesser of (i) $6,000,000 or (ii) the product of 2.5 times EBITDA for the prior 12 month period, minus the sum of (a) the then outstanding balance of the Term Loan, (b) any other Indebtedness for Money Borrowed, and (c) the Reserves.

      Revolving Credit Loan - a senior Loan made by Lender as provided in
Section 1.1.1 of the Agreement.

      Revolving Note - the Senior Secured Promissory Note to be executed by Borrower on or about the Closing Date in favor of the Lender to evidence the Revolving Credit Loan, which Note shall be in the form of Exhibit A-2 to the Agreement.

      Schedule of Accounts - as defined in subsection 6.4.1 of the Agreement.

      Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

      Security Documents - the Guaranty Agreement, the Pledge Agreements, the interest rate cap agreements described in subsection 8.1.7 and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

      Sellers - means each of Thomas P. Willey and James M. Willey.

      Seller Notes - each of the $3.75 million subordinated convertible term promissory notes and the $1.0 million subordinated convertible promissory notes issued to each Seller.

      $7.5 Million Note Amount - an amount per fiscal quarter equal to the lesser of (i) the interest due in any fiscal quarter on the $7.5 million subordinated convertible term promissory notes issued to the Sellers in accordance with the terms of such notes and (ii) $155,000.

      Solvent - as to any Person, means that as of the date of determination both (A) (i) the then fair saleable value of the Property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfer and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      Subordinated Debt - Indebtedness of Borrower that is subordinated to the Obligations in a manner satisfactory to Lender including, without limitation, the Seller Notes.

      Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

      Term - the Original Term including any and all Renewal Terms, provided that if there is no Renewal Term is agreed, "Term" shall have the same meaning as "Original Term".

      Term Loan - a senior Loan made by Lender as provided in Section 1.2.1 of the Agreement.

      Term Note - the Senior Secured Promissory Note to be executed by Borrower on or about the Closing Date in favor of Lender to evidence the Term Loan, which Note shall be in the form of Exhibit A-1 to the Agreement.

      Termination Date - the last day of the Original Term or any Renewal Term.

      Total Credit Facility - $14,000,000.

      Total Debt - means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness for Money Borrowed of Borrower and its Subsidiary, including without limitation, the Loans, and Capitalized Lease Obligations, determined on a Consolidated basis in accordance with GAAP.

      Two Million Note Amount - an amount per fiscal quarter equal to: (i) $100,000 for each of the first and second quarters of fiscal year 2001 or (ii) $125,000 for each of the third and fourth quarters of fiscal year 2001 and each quarter of fiscal year 2002; provided that if the $1.0 million subordinated convertible promissory notes issued to each Seller is converted into common stock of Guarantor in accordance with their terms, the Two Million Note Amount shall be zero.

      Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

      Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

      Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

                           SECURED GUARANTY AGREEMENT
                                    (PARENT)

      THIS SECURED GUARANTY AGREEMENT (as amended, supplemented, amended and restated, restructured or otherwise modified from time to time, the "Guaranty"), dated as of January __, 2001, made by Financial Performance Corporation, a New York corporation ("FPC") in favor of FLEET CAPITAL CORPORATION (the "Lender") and its successors.

                              W I T N E S S E T H:

      WHEREAS, pursuant to a Loan and Security Agreement, dated as of January __, 2001, (the "Loan Agreement") between Willey Brothers, Inc., a New Hampshire corporation (the "Borrower") and the Lender, the Lender has agreed to make the Loans available to the Borrower (capitalized terms used herein shall, if not otherwise defined herein, have the meanings ascribed thereto in the Loan Agreement or the Pledge Agreement); and

      WHEREAS, as a condition precedent to the Lender making the Loans available to the Borrower, FPC is required to execute and deliver this Guaranty; and

      WHEREAS, Borrower is a wholly owned subsidiary of FPC, which owns directly 100% of the Capital Stock of Borrower and certain of the proceeds of the Loans will be utilized to finance the Acquisition; and

      WHEREAS, it is in the best interests of FPC to execute this Guaranty inasmuch as FPC will derive substantial benefits (whether direct or indirect) from the Acquisition and the Loans made by the Lender to the Borrower pursuant to the Loan Agreement; and

      WHEREAS, FPC has duly authorized the execution, delivery and performance of this Guaranty; and

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lender to make the Term Loan available to the Borrower pursuant to the Loan Agreement, FPC agrees, for the benefit of the Lender as follows:

1.    DEFINITIONS

      (a) Certain Terms. Defined terms used herein shall have the meanings ascribed thereto in the Loan Agreement unless otherwise defined herein:

      "Capital Stock" means the common or preferred stock, shares, limited partnership interests or any other form of ownership interest commonly described as capital stock of any Person.

      "Obligors" means and includes FPC, the Borrower and any Person which has or which will have any liability (actual or contingent) and whether alone or jointly with any other person and whether as principal debtor, guarantor or surety or otherwise (or as the equivalent obligor under the laws of any other jurisdiction) to the Lender for the payment or repayment of any amounts outstanding or capable of becoming outstanding under the Loan Documents;

      "UCC" means the Uniform Commercial Code as in effect in the State of New York or, as the context may require, in any other jurisdiction the laws of which may apply to all or a portion of the Collateral in which a security interest is granted hereunder.

2.    GUARANTY PROVISIONS

      (a) Guaranty. FPC hereby absolutely, unconditionally and irrevocably

            (i) guarantees, subject to the proviso set forth below, the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)); and

            (ii) indemnifies and holds harmless the Lender for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by the Lender, in enforcing any of its rights under this Guaranty;

provided, however, that FPC shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty violable under any applicable laws relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. All payments by FPC hereunder shall be made in U.S. Dollars.

      (b) Acceleration of Guaranty. FPC agrees that, in the event of the dissolution or insolvency of the Borrower or any other Obligor, or the inability or failure of the Borrower or any other Obligor to pay debts as they become due, or an assignment by the Borrower or any other Obligor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Borrower or any other Obligor under any Bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations may not then be due and payable, FPC will (without duplication) pay to the Lender forthwith on demand by the Lender the full amount which would be payable hereunder by FPC if all Obligations were then due and payable.

3.    GENERAL PROVISIONS

      (a) Continuing Security Interest. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment and shall

            (i) remain in full force and effect until settlement in full of all the Obligations and the termination of the Loan Documents;

            (ii) be binding upon FPC and its successors, transferees and assigns;

            (iii) inure to the benefit of the Lender together with the rights and remedies of the Lender hereunder;

without limiting the foregoing clause (c), the Lender may assign, grant participations in, novate or otherwise transfer (in whole or in part) any right and/or obligation held by it to any other person or entity, and such other person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to the Lender under the Loan Agreement or any Loan Document (including this Guaranty) or otherwise. Upon settlement in full of all Obligations and the termination of the Loan Documents, the guarantee and security interest granted herein shall terminate.

      (b) Obligations Absolute. The liability of FPC hereunder shall be absolute, unconditional and irrevocable irrespective of:

            (i) any lack of validity, legality or enforceability of the Loan Agreement or any other Loan Document;

            (ii) the failure of the Lender

            (A) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other person (including any other guarantor) under the provisions of the Loan Agreement, any other Loan Document or otherwise, or

            (B) to exercise any right or remedy against any other guarantor of, or collateral securing, the Obligations;

            (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension, compromise or renewal or amendment of any Obligations;

            (iv) any reduction, limitation, impairment or termination of the Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, non-genuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations or otherwise, all of which are hereby waived by FPC;

            (v) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Loan Agreement or any Loan Document;

            (vi) any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release, surrender or addition of, or consent to departure from, any other guaranty, held by the Lender securing any part or all of the Obligations;

            (vii) any Bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Borrower, FPC, any other Obligor, any other person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

            (viii) any merger or consolidation of the Borrower, any Obligor and/or FPC into or with any other corporation or any sale, lease or transfer of any of the assets of the Borrower, any Obligor and/or FPC to any other person;

            (ix) any change in the ownership of any Capital Stock of the Borrower, any Obligor or FPC; or

            (x) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any Obligor and/or FPC, any surety or guarantor or that might otherwise limit recourse against FPC.

      (c) Reinstatement, etc. FPC agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by the Lender, upon the insolvency, Bankruptcy or reorganization of the Borrower, FPC, any other Obligor or otherwise, all as though such payment had not been made.

      (d) Waiver, etc. FPC hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Lender protect, secure, perfect or insure any security interest or encumbrance, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other person (including any other guarantor) or entity or any collateral securing the Obligations.

      (e) Waiver of Subrogation and Contribution. FPC hereby irrevocably waives any claim, remedy or any other rights which it may now or hereafter acquire against the Borrower or another Obligor that arise from the existence, payment, performance or enforcement of FPC's obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of the Lender against the Borrower or another Obligor or any collateral which the Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Borrower or another Obligor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or other rights until all Obligations are paid in full. If any amount shall be paid to FPC in violation of the preceding sentence and the Obligations shall not have been paid in full, such amount shall be deemed to have been paid to FPC for the benefit of, and held in trust for, the Lender, and shall forthwith be paid to the Lender to be credited and applied upon the Obligations, whether matured or unmatured. FPC acknowledges that it will receive direct and indirect benefits from the Loans contemplated by the Loan Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits and the benefits received by Borrower. The provisions of the first sentence of this Section shall cease to have any force and effect upon the settlement in full of all the Obligations and the termination of the Loan Agreement.

4.    REPRESENTATIONS AND WARRANTIES

      (a) General Representations and Warranties. FPC represents and covenants to Lender that:

            (i) Organization and Qualification. FPC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of FPC and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit 4(a)(i) hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary and in which the failure of FPC or any of its Subsidiaries to be so qualified would have a material adverse effect on the financial condition, business or Properties of FPC or any of its Subsidiaries.

            (ii) Corporate Power and Authority. FPC is duly authorized and empowered to enter into, execute, deliver and perform this Guaranty and each of the other Loan Documents to which it is a party. The execution, delivery and performance by Guarantor of this Guaranty and each of the other Loan Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of FPC; (ii) contravene FPC's charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause FPC to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to FPC; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which FPC is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by FPC.

            (iii) Legally Enforceable Agreement. This Guaranty is, and each of the other Loan Documents as applicable, will be, a legal, valid and binding obligation of FPC enforceable against it in accordance with its respective terms.

            (iv) Capital Structure. Exhibit 4(a)(iv) hereto states, as of the date hereof, (i) the correct name of each Subsidiary of FPC, its jurisdiction of incorporation and the percentage of its Voting Stock owned by FPC, (ii) the name of each of FPC's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number and nature of all outstanding Securities of FPC and the number, nature and holder of each Subsidiary of FPC and (iv) the number of authorized, issued and treasury shares of FPC and each Subsidiary of FPC. FPC has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. Except as set forth on Exhibit 4(a)(iv) and in Guarantor's filings with the Securities and Exchange Commission, to the knowledge of FPC, as of the date hereof, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of FPC or any of its Subsidiaries. Except as set forth on Exhibit 4(a)(iv) and in Guarantor's filings with the Securities and Exchange Commission, to the knowledge of FPC, as of the date hereof, there are no outstanding agreements or instruments binding upon any of FPC's shareholders relating to the ownership of its shares of capital stock.

            (v) Business Locations; Agent for Process. Each of FPC's and Borrower's chief executive offices and other places of business are as listed on
Exhibit 4(a)(vi) hereto. During the preceding one-year period, neither FPC nor Borrower has had an office, place of business or agent for service of process other than as listed on Exhibit 4(a)(v).

            (vi) Title to Properties; Priority of Liens. FPC has good, indefeasible and marketable title to all of the outstanding Capital Stock of Borrower free and clear of all Liens except Permitted Liens.

            (vii) Financial Statements; Fiscal Year. The Consolidated balance sheets of FPC and such other Persons described therein (including the accounts of all Subsidiaries of FPC for the respective periods during which a Subsidiary relationship existed) as of September 30, 2000, and the related statements of income, changes in stockholder's equity, changes in financial position and statements of cash flows for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of FPC and such Persons at such dates and the results of FPC's operations for such periods, except for audit and year-end adjustments and the absence of footnotes. Since September 30, 2000, there has been no Material Adverse Effect. The fiscal year of FPC and its Subsidiaries ends on December 31 of each year.

            (viii) Full Disclosure. The financial statements referred to in subsection 4(a)(viii) hereof do not, nor does this Guaranty or any other written statement of FPC to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which FPC has failed to disclose to Lender in writing which materially affects adversely or, so far as FPC can now foresee, will materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of FPC or Borrower or the ability of FPC to perform this Guaranty.

            (ix) Solvent Financial Condition. Each of FPC and its Subsidiaries is now and, after giving effect to this Guaranty and the Loans, including the Term Loan made on the Closing Date, and the Letters of Credit and LC Guaranties to be issued under the Loan Agreement, at all times will be, Solvent.

            (x) Surety Obligations. Neither FPC nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

            (xi) Taxes. FPC's federal tax identification number is 13-3236325. The federal tax identification numbers of FPC's Subsidiary are shown on Exhibit 4(a)(xi) hereto. Each of FPC and its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges that are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and FPC maintains reasonable reserves on its books therefor. The provision for taxes on the books of FPC and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

            (xii) Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by the Loan Agreement or this Guaranty.

            (xiii) Governmental Consents. Each of FPC and Borrower has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except where the failure to have or be in good standing with respect to all such governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises could not reasonably be expected to have a Material Adverse Effect on FPC or Borrower.

            (xiv) Compliance with Laws. Each of FPC and Borrower has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to FPC or Borrower, as applicable, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to FPC or Borrower under any such law, rule or regulation, except for those citations, notices or orders of noncompliance which could not reasonably be expected to have a Material Adverse Effect on FPC or Borrower. Each of FPC and Borrower has established and maintains an adequate monitoring system to insure that it remains in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to it.

            (xv) Restrictions. Neither FPC nor Borrower is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Neither FPC nor Borrower is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit 4(a)(xv) hereto, none of which prohibit the execution of or compliance with this Guaranty or any other Loan Documents by FPC or Borrower, as applicable.

            (xvi) Litigation. Except as set forth on Exhibit 4(a)(xvi) hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of FPC, threatened, against or affecting FPC or any of its Subsidiaries or the business, operations, Properties, prospects, profits or condition of FPC or any of its Subsidiaries that if adversely determined could reasonably be expected, individually or in the aggregate to have a Material Adverse Effect on Borrower and its Subsidiary, taken as a whole, or on FPC and its Subsidiaries (other than Borrower and its Subsidiary), taken as a whole. Neither FPC nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

            (xvii) No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of the Loan Agreement and this Guaranty or FPC's performance hereunder, constitute a Default or an Event of Default. Neither FPC nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed, except for defaults in the payment of any Indebtedness for Money Borrowed not in excess of $250,000.

            (xviii) Pension Plans. Except as disclosed on Exhibit 4(a)(xviii) hereto, neither FPC nor any of its Subsidiaries has any Plan. Each of FPC and its Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of FPC or its Subsidiaries exists in connection with any Plan. Neither FPC nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

            (xix) Acquisition. No default has occurred under any of the Purchase Documents.

      (b) Continuous Nature of Representations and Warranties. Each representation and warranty contained in this Guaranty shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Guaranty, except (i) to the extent such representations and warranties relate to an earlier date, (ii) to the extent the information contained in any exhibit attached hereto is updated from time to time and such information so updated would not otherwise cause or result in a Default or Event of Default under the Loan Agreement, or (iii) for changes in the nature of FPC's or any of its Subsidiaries' business or operations that would render the information in any exhibit attached hereto either inaccurate, incomplete or misleading, so long as Lender has consented to such changes or (iv) for such changes are expressly permitted by this Guaranty. Except as set forth in the preceding sentence, each loan request made pursuant to subsection 3.1.1 of the Loan Agreement shall constitute FPC's reaffirmation, as of the date of each such loan request, of each representation, warranty or other statement made or furnished to Lender by or on behalf of FPC in this Guaranty, any of the other Loan Documents, or any instrument, certificate or financial statement furnished in compliance with or in reference thereto.

      (c) Survival of Representations and Warranties. All representations and warranties of FPC contained in this Guaranty or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

5.    COVENANTS, ETC.

      (a) Affirmative Covenants. During the term of this Guaranty, and thereafter for so long as there are any Obligations to Lender, FPC covenants that, unless otherwise consented to by Lender in writing, it shall:

            (i) Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, to visit and inspect the Properties of FPC and Borrower, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, FPC's and Borrower's business, assets, liabilities, financial condition, business prospects and results of operations.

            (ii) Notices. Promptly notify Lender in writing of the occurrence of any event or the existence of any fact which (i) renders any representation or warranty in this Guaranty, the Loan Agreement or any of the other Loan Documents inaccurate, incomplete or misleading or (ii) gives rise to a Material Adverse Effect of Borrower or FPC.

            (iii) Financial Statements and Reports. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless FPC's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

            (A) not later than 90 days after the close of each fiscal year of FPC, unqualified audited financial statements of FPC and its Subsidiaries as of the end of such year, on a Consolidated basis, certified by a firm of independent certified public accountants of recognized standing selected by FPC but acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs) and unaudited financial statements of FPC and its Subsidiaries as of the end of such year, on a consolidating basis; and

            (B) no later than 45 days after the end of each of the first three fiscal quarters of FPC, unaudited quarterly financial statements of FPC and its Subsidiaries as of the end of such quarter, certified by the chief financial officer of FPC as prepared in accordance with GAAP and fairly presenting the Consolidated and consolidating financial position and results of operations of FPC and its Subsidiaries for such quarter subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

            (iv) Further Assurances, etc. Will, at the expense of FPC, will promptly execute and deliver all further instruments, and take all further action, that may be necessary, or that the Lender may reasonably request, in order to enable the Lender to exercise and enforce its rights and remedies hereunder.

      (b) Negative Covenants. During the term of this Guaranty, and thereafter for so long as there are any Obligations outstanding, FPC covenants that, unless Lender has first consented thereto in writing, it will not:

            (i) Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit Borrower to merge or consolidate, with any Person; nor acquire, nor permit Borrower to acquire, all or any substantial part of the Property of any Person; provided, however, that FPC or any of its Subsidiaries (other than Borrower and its Subsidiaries) may from time to time engage in a merger, consolidation, acquisition or similar transaction as long as in the reasonable judgment of FPC, such merger, consolidation, acquisition or similar transaction would not cause or result in a Default or Event of Default under the Loan Agreement.

            (ii) Affiliate Transactions. Enter into, or be a party to, or permit Borrower to enter into or be a party to, any transaction with any Affiliate of FPC, except in the ordinary course of and pursuant to the reasonable requirements of FPC's or Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to FPC than would obtain in a comparable arm's length transaction with a Person not an Affiliate of FPC or Borrower or except for a transaction not involving Borrower or its Subsidiaries that in the reasonable judgment of FPC would not cause or result in a Default or Event of Default under the Loan Agreement.

            (iii) Disposition of Assets. Sell, lease or otherwise dispose of all or a portion of its Capital Stock of Borrower, or permit Borrower to sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except in accordance with the Loan Documents.

            (iv) Stock of Borrower. Permit Borrower to issue any additional shares of its Capital Stock.

            (v) Restricted Investment. Permit Borrower to make or have any Restricted Investment.

            (vi) Tax Consolidation. Pay the taxes covered by the Tax Sharing Agreement among Borrower and FPC, substantially in the form of Exhibit H to the Loan Agreement, or require Borrower to pay such taxes, other than in accordance with the Tax Sharing Agreement.

6.    THE LENDER

      (a) Lender Appointed Attorney-in-Fact. Without limitation to the other rights and remedies of the Lender hereunder, FPC hereby irrevocably appoints the Lender as FPC's attorney-in-fact, with full authority in the place and stead of FPC and in the name of FPC or otherwise, from time to time in the Lender's discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Guaranty, after the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the enforcement of the guarantee contained herein or otherwise to enforce the rights of the Lender hereunder.

FPC hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 6.1 is irrevocable and coupled with an interest.

      (b) Lender May Perform. The Lender may from time to time, at its option, perform any act which FPC agrees hereunder to perform and which FPC shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default) and the Lender may from time to time take any other action which the Lender reasonably deems necessary, it being understood and agreed that in each such case all costs and expenses incurred by the Lender in connection therewith shall be payable by FPC pursuant hereto.

7.    REMEDIES

      (a) Certain Remedies. If any Event of Default shall have occurred and be continuing, the Lender may exercise all rights and remedies as set forth in Sections 10.2 and 10.3 of the Loan Agreement, which Sections 10.2 and 10.3 are hereby incorporated by reference as though specifically set forth in this Section.

      (b) Indemnity and Expenses. In addition to and not in limitation of the terms of Section 2(a)(ii) herein, FPC hereby indemnifies and holds harmless the Lender from and against any and all claims, losses, and liabilities arising out of or resulting from this Guaranty (including enforcement of this Guaranty), except claims, losses, or liabilities resulting from the Lender's gross negligence or willful misconduct. Upon demand, FPC will pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Lender may incur in connection with:

            (i) the administration of this Guaranty, the Loan Agreement and the other Loan Documents;

            (ii) the exercise or enforcement of any of the rights of the Lender hereunder;

            (iii) the failure by FPC to perform or observe any of the provisions hereof; or

            (iv) the advancing of any funds pursuant to the terms of this Agreement.

8.    MISCELLANEOUS PROVISIONS

      (a) Loan Document. This Guaranty is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

      (b) Binding on Successors, Transferee and Assigns; Assignment. This Guaranty shall be binding upon FPC and its successors, transferee and assigns and shall inure to the benefit of and be enforceable by the Lender its successors, transferee and assigns; provided, however, that FPC not may assign any of its obligations hereunder without the prior written consent of the Lender.

      (c) Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by FPC herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and FPC, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      (d) Addresses for Notices to the Guarantor. All notices and other communications hereunder to FPC shall be delivered to it at the address set forth below its signature hereto or at such other address or facsimile number as shall be designated by FPC in a written notice to the Lender at the address specified in the Loan Agreement and complying as to delivery with the terms of
Section 11.8 of the Loan Agreement.

      (e) No Waiver; Remedies. In addition to, and not in limitation of, the other sections herein, no failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      (f) Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

      (g) Setoff. In addition to, and not in limitation of, any rights of the Lender under applicable law, the Lender shall have the right upon the occurrence and continuance of any Event of Default to appropriate and apply to the payment of the obligations of FPC owing to it hereunder, whether or not then due, and FPC hereby grants to the Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of FPC then or thereafter maintained with the Lender.

      (h) Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

      (i) Counterparts. This Guaranty may be executed by the parties hereto in several counterparts and additional persons may become a guarantor under this Guaranty by executing a counterpart of this Guaranty, each of which shall be deemed an original and all of which shall constitute but one and the same agreement.

      (j) Application of Payments. Upon the occurrence of an Event of Default as set forth in Section 10.1 of the Loan Agreement all payments received by the Lender hereunder shall be applied in the Loan Agreement.


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
      (k) GOVERNING LAW; CONSENT TO FORUM. THIS GUARANTY HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN NEW YORK, NEW YORK. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK: PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN NEW YORK, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF NEW YORK. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF PLEDGOR OR LENDER, PLEDGOR HEREBY CONSENTS AND AGREES THAT THE COURTS OF THE STATE OF NEW YORK, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN PLEDGOR AND LENDER PERTAINING TO THIS GUARANTY OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS GUARANTY. PLEDGOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND PLEDGOR HEREBY WAIVES ANY OBJECTION WHICH PLEDGOR MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS GUARANTY AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF PLEDGOR'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS GUARANTY SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS GUARANTY TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

      (l) WAIVERS BY PLEDGOR. PLEDGOR WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS, THE GUARANTY OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR

ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH PLEDGOR MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. PLEDGOR ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS GUARANTY AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH PLEDGOR. PLEDGOR WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      IN WITNESS WHEREOF, FPC has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                 FINANCIAL PERFORMANCE CORPORATION

                                 By:   /s/____________________________________
                                 Name: _______________________________________
                                 Title:_______________________________________
                                 Address:       777 Third Avenue, 30th Floor
                                                New York, New York  10017
                                 Facsimile No.: (212) 421-2933


ACKNOWLEDGED AND ACCEPTED:

FLEET CAPITAL CORPORATION

By:  /s/___________________________
Name: Michael Kerneklian.
Title:      Vice President
Date:       as of January __, 2001
Address:       60 East 42nd Street
               New York, New York  10017
Facsimile No.  (212) 885-8808